Exhibit No. (21)

KIMBERLY-CLARK CORPORATION
CONSOLIDATED SUBSIDIARIES

The following list includes subsidiaries of Kimberly-Clark Corporation as of December 31, 2011.  Certain subsidiaries are not named because they were not significant in the aggregate.  The place of incorporation or organization is next to the name of the company.

1194127 Ontario Inc., Ontario, Canada
*700 Tchoupitoulas LLC, Louisiana
Abdelia Comercial Ltda., Brazil
Avent de Honduras, S.A. de C.V., Honduras
Avent Holdings, LLC, Delaware
Avent, Inc., Delaware
Avent, S. de R.L. de C.V., Mexico
Avent Slovakia, Inc., Delaware
Bacraft S.A. Indústria de Papel, Brazil
*Badgers LLC, Delaware
Badgers II LLC, Delaware
Ballard Medical Products (Canada) Inc., Ontario, Canada
Beco, Inc., Wisconsin
Block Medical de Mexico, S.A. de C.V., Mexico
*Bonster S.A., Luxembourg
*Carriage LP, South Carolina
Carriage Managers, LLC, South Carolina
Central High Associates, LLC, Wisconsin
Central High Managers, LLC, Indiana
*Chapel Valley Housing II, LLC, Wisconsin
City Hall Square, LLC, Wisconsin
Colombiana Kimberly Colpapel S.A., Colombia
Comercializadora de Fibra Guaicaipuro, C.A., Venezuela
Comercializadora de Repuestos Industriales Guaicaipuro, C.A., Venezuela
Delaware Overseas Finance, Inc., Delaware
Dr Fred Goebel Patentverwaltung GmbH, Germany
Durafab, Inc., Texas
EQSC Holdings Corp., California
Excell Paper Sales Company, Pennsylvania
Excell Paper Sales LLC, Delaware
Fisbra Indústria e Comércio de Produtos Higiênicos Limitada, Brazil
GenPar AP, LLC, Texas
GenPar CM, LLC, Texas
GenPar CM II, LLC, Delaware
GenPar RI, LLC, Texas
GenPar RI II, LLC, Delaware
Gerinconfort Indústria e Comercio de Produtos Higienicos Ltda., Brazil
Hercules Global Investments, Cayman Islands
HHH Oil Condominium Association, Inc., Texas
*Hogla-Kimberly Holdings AS, Turkey
*Hogla-Kimberly Limited, Israel
*Hogla-Kimberly Marketing Limited, Israel
*Hoosiers LLC, Delaware
Hoosiers II LLC, Delaware
Horizons Humble Partners, LLC, Delaware
Housing Horizons, LLC, Texas
Humble AP Partners, LP, Texas

Humble CM Partners, LP, Texas
Humble CM Partners II, LP, Texas
Humble Parking, LLC, Texas
Humble RI Partners, LP, Texas
Humble RI Partners II, LP, Texas
I-Flow, LLC, Delaware
I-Flow Holdings, LLC, Delaware
Jackson International Holdings, Inc., Delaware
Jackson Products, Inc., Delaware
Jackson Products, Ltd., United Kingdom
Jackson Safety Canada, Ltd., Ontario, Canada
*Janesville School Apartments, LLC, Wisconsin
K-C Advertising, Inc., Delaware
K-C Antioquia Global Ltda., Colombia
K-C Cauca Ltda., Colombia
K-C Equipment Finance LP, United Kingdom
K-C Guernsey I Limited, Isle of Guernsey
K-C Guernsey II Limited, Isle of Guernsey
K-C Nevada, Inc., Nevada
Kalayaan Land Corporation, Philippines
KC Tower Corporation, Delaware
KCA Super Pty. Limited, Australia
KCSSA East Africa Limited, Kenya
K.C.S.A. Holdings (Pty) Limited, South Africa
Kimberly Bolivia S.A., Bolivia
Kimberly-Clark (Barbados) Holding Ltd., Barbados
Kimberly-Clark (China) Company Ltd., China
Kimberly-Clark (Cyprus) Limited, Cyprus
Kimberly-Clark (Hong Kong) Limited, Hong Kong
Kimberly-Clark (Nanjing) Care Products Co. Ltd., China
Kimberly-Clark (Nanjing) Personal Hygienic Products Co Ltd, People's Republic of China
Kimberly-Clark (Singapore) Finance Pte. Ltd., Singapore
Kimberly-Clark (Trinidad) Ltd., Trinidad & Tobago
Kimberly-Clark Amsterdam Holdings, B.V., Netherlands
Kimberly-Clark Argentina S.A., Argentina
Kimberly-Clark Asia Holdings Pte. Ltd., Singapore
Kimberly-Clark Asia Pacific Pte. Ltd., Singapore
Kimberly-Clark Australia Consolidated Holdings Pty. Limited, Australia
Kimberly-Clark Australia Holdings Pty. Limited, Australia
Kimberly-Clark Australia Pty. Limited, Australia
Kimberly-Clark B.V., Netherlands
Kimberly-Clark Bahrain Holding Company S.P.C., Bahrain
Kimberly-Clark Brasil Holdings Limitada, Brazil
Kimberly-Clark Brasil Indústria e Comércio de Produtos de Higiene Ltda., Brazil
Kimberly-Clark Canada Holdings, Inc., Ontario, Canada
Kimberly-Clark Canada Inc., Ontario, Canada
Kimberly-Clark Canada Inc. Kanadischen Rechts & Co. K.G., Germany
Kimberly-Clark Canada International Holdings, Inc., Ontario Canada
Kimberly-Clark Canada Services Corporation, Ontario, Canada
Kimberly-Clark Canada U.K. Holding Limited, United Kingdom
Kimberly-Clark Cayman Islands Company, Cayman Islands
Kimberly-Clark Cayman Islands Holding Company, Cayman Islands
*Kimberly-Clark Central American Holdings, S.A., Panama
Kimberly-Clark Chile S.A., Chile
Kimberly-Clark Colombia Limitada, Colombia
*Kimberly-Clark Costa Rica Limitada, Costa Rica
*Kimberly-Clark de Centro America, S.A., El Salvador
Kimberly-Clark Denmark Holdings ApS, Denmark
Kimberly-Clark Dominican Republic S.A., Dominican Republic

Kimberly-Clark Dominicana, S.A., Dominican Republic
Kimberly-Clark Dutch Holdings B.V., Netherlands
Kimberly-Clark Ecuador, S.A., Ecuador
Kimberly-Clark Europe Limited, United Kingdom
Kimberly-Clark European Investment B.V., Netherlands
Kimberly-Clark European Services Limited, United Kingdom
Kimberly-Clark Far East Pte. Limited, Singapore
Kimberly-Clark Finance Limited, United Kingdom
Kimberly-Clark Financial Services, Inc., Tennessee
Kimberly-Clark Global Finance Ltd., Bermuda
Kimberly-Clark Global Sales, LLC, Delaware
Kimberly-Clark GmbH (Austria), Austria
Kimberly-Clark GmbH (Germany), Germany
Kimberly-Clark GmbH (Switzerland), Switzerland
*Kimberly-Clark Guatemala, Limitada, Guatemala
Kimberly-Clark Health Care Inc., Delaware
Kimberly-Clark Hellas EPE, Greece
Kimberly-Clark Holding Limited, United Kingdom
Kimberly-Clark Holding s.r.l., Italy
Kimberly-Clark Holland Holdings B.V., Netherlands
*Kimberly-Clark Honduras, S. de R.L. de C.V., Honduras
Kimberly-Clark Hygiene Products Private Limited, India
Kimberly-Clark Inc., Ontario, Canada
Kimberly-Clark Innovation Corporation, South Korea
Kimberly-Clark Innovacion Global Ltda., Colombia
Kimberly-Clark Integrated Services Corporation, Delaware
Kimberly-Clark International Services Corporation, Delaware
Kimberly-Clark International, S.A., Panama
Kimberly-Clark Investering Finance Corporation Limited, United Kingdom
Kimberly-Clark Latin America, Inc., Delaware
Kimberly-Clark Latin America Inc. y Cia, S.C., Spain
Kimberly-Clark Latin America Investments, Inc., Delaware
Kimberly-Clark LDA., Portugal
*Kimberly-Clark Lever Private Ltd., India
Kimberly-Clark Limited, United Kingdom
Kimberly-Clark Luxembourg Finance S.a.r.l., Luxembourg
Kimberly-Clark Luxembourg Holdings S.a.r.l., Luxembourg
Kimberly-Clark Luxembourg S.a.r.l., Luxembourg
Kimberly-Clark Magyarorszag Kft, Hungary
Kimberly-Clark Manufacturing (Thailand) Limited, Thailand
Kimberly-Clark Mediterranean Finance Company Ltd., Malta
Kimberly-Clark N.V., Belgium
Kimberly-Clark Netherlands Holdings B.V., Netherlands
Kimberly-Clark North Asia (HK) Limited, Hong Kong
Kimberly-Clark of South Africa (Pty) Ltd., South Africa
Kimberly-Clark OOO, Russia
Kimberly-Clark Pacific Finance Company, Cayman Islands
Kimberly-Clark Pacific Holdings Pty Limited, Australia
Kimberly-Clark Paper (Shanghai) Co. Ltd., People's Republic of China
Kimberly-Clark Paraguay S.A., Paraguay
Kimberly-Clark Patriot Holdings, Inc., Cayman Islands
Kimberly-Clark Pennsylvania, LLC, Delaware
Kimberly-Clark Pension Trusts Ltd., United Kingdom
Kimberly-Clark Personal Hygienic Products Co. Ltd., Beijing, People's Republic of China
Kimberly-Clark Peru S.R.L., Peru
Kimberly-Clark Philippines Inc., Philippines
Kimberly-Clark Products (M) Sdn. Bhd., Malaysia
Kimberly-Clark Produtos Para Saúde Limitada, Brazil
Kimberly-Clark Puerto Rico, Inc., Delaware

Kimberly-Clark Regional Services (M) Sdn. Bhd., Malaysia
Kimberly-Clark S.A.S., France
Kimberly-Clark S.L.U., Spain
Kimberly-Clark s.r.l., Italy
Kimberly-Clark s.r.o., Czech Republic
Kimberly-Clark Scandinavia ApS, Denmark
Kimberly-Clark Services Asia-Pacific Pty Limited, Australia
Kimberly-Clark Services, Inc., Delaware
Kimberly-Clark Singapore Pte. Ltd., Singapore
Kimberly-Clark Southern Africa (Holdings) (Pty) Ltd., South Africa
Kimberly-Clark Sp. z.o.o., Poland
Kimberly-Clark Taiwan, Cayman Islands
Kimberly-Clark Thailand Limited, Thailand
Kimberly-Clark Trading (M) Sdn. Bhd., Malaysia
Kimberly-Clark Trading Kft, Hungary
Kimberly-Clark Treasury Asia-Pacific, Australia
*Kimberly-Clark Tuketim Mallari Sanayi ve Ticaret A.s., Turkey
Kimberly-Clark Tulip Holdings, B.V., Netherlands
Kimberly-Clark UK Operations Limited, United Kingdom
Kimberly-Clark Ukraine LLC, Ukraine
Kimberly-Clark Uruguay S.A. (formerly Industrial Mimosa S.A.), Uruguay
Kimberly-Clark Venezuela, C.A., Venezuela
Kimberly-Clark Ventures LLC, Delaware
Kimberly-Clark Vietnam Ltd., Vietnam
Kimberly-Clark Worldwide Australia Holdings Pty. Limited, Australia
Kimberly-Clark Worldwide Taiwan Investment Limited, Taiwan
Kimberly-Clark Worldwide, Inc., Delaware
Kimberly-Clark Zimbabwe (Private) Limited, South Africa
*Kimnica, Sociedad Anonima, Nicaragua
KS & J Indústria e Comercio Limitada, Brazil
La Ada de Acuña, S. de R. L. de C.V., Mexico
Lafayette-Lahr LLC, Indiana
LaSalle Apartments LLC, Wisconsin
LeClaire Apartments LLC, Wisconsin
LimPar AP, LLC, Delaware
LimPar CM II, LLC, Delaware
LimPar CM, LLC, Delaware
LimPar RI II, LLC, Delaware
Main-Lake LLC, Wisconsin
Manlak Waste Recovery (Pty) Limited, South Africa
Microcuff GmbH (Germany), Germany
*Mineral Point School Apartments LLC, Wisconsin
Minnetonka Limitada, Brazil
Minnetonka Overseas Investments Limited, Cayman Islands
*Molett Marketing Limited, Israel
*National Child Care Products Company, Saudi Arabia
National Terminal Apartments Limited Liability Company, Ohio
*New Glarus School Apartments Limited Liability Company, Wisconsin
Providence Leasing, LLC, Delaware
Nueva Arizona S.A., Argentina
Papeles del Cauca S.A., Colombia
P.T. Kimberly-Clark Indonesia, Indonesia
Providence Leasing LLC, Delaware
Ridgeway Insurance Company Limited, Bermuda
*Ropers LLC, Delaware
Ropers II LLC, Delaware
Safemaster Oy, Finland
Safeskin (B.V.I.) Limited, Virgin Islands (U.K)
Safeskin Corporation (Thailand) Limited, Thailand

Safeskin Latex (Thailand) Limited, Thailand
Safeskin Medical & Scientific (Thailand) Limited, Thailand
Scott S.A., France
Scott Executive Pension Trustees Limited, United Kingdom
SK Corporation, Taiwan
Stephenson Mill Associates, LLC, Wisconsin
Stephenson Mill Managers, LLC, Indiana
Syzygy, Inc., Delaware
Taiwan Scott Paper Corporation, Taiwan
Tawneydown-Alfa Beteiliqungsgesellschaft mbH, Koblenz
TCB GenPar, LLC, Texas
TCB LimPar, LLC, Delaware
Technology Systems S.A., Argentina
*Texans LLC, Delaware
Texans II LLC, Delaware
The Texas Company Building, LP, Texas
Three Rivers Timber Company, Washington
Tiscorp Limited Partnership, United Kingdom
Tri-Med Specialties, Inc., Kansas
*YuHan-Kimberly, Limited, South Korea

* Indicates a company that is not wholly owned directly or indirectly by the Corporation.